Exhibit 5.2

December 23, 2025

Greenland Technologies Holding Corporation

50 Millstone Road, Building 400 Suite 130

East Windsor, NJ 08512

United States

Ladies and Gentlemen:

We have acted as United States securities counsel to Greenland Technologies Holding Corporation, a company formed under the laws of the British Virgin Islands (the “Company”), in connection with the filing of a registration statement on Form S-1, including all amendments and supplements thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the following securities of the Company: (i) 6,000,000 units (each, a “Unit,” and, collectively, the “Units”), with each Unit consisting of (A) one ordinary share of the Company, no par value per share (each, an “Ordinary Share,” and, collectively, the “Ordinary Shares”), and (B) four-fifths (4/5) of one warrant to purchase one Ordinary Share (each, a “Warrant,” and, collectively, the “Warrants”), (ii) 6,000,000 Ordinary Shares underlying the Units (the “Shares”); and (iii) 4,800,000 Ordinary Shares underlying the Warrants (the “Warrant Shares”). The Units, Shares, Warrants, and Warrant Shares are collectively referred to herein as the “Securities.” Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings given to them in the underwriting agreement by and between the Company and Joseph Stone Capital, LLC, as representative of underwriters named therein (the “Underwriting Agreement”), and the Form of Warrant, a copy of which is filed as Exhibit 4.2 to the Registration Statement (the “Form of Warrant.”)

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering our opinion, we have examined: (i) the Registration Statement and all exhibits thereto; (ii) the most recent prospectus included in the Registration Statement on file with the U.S. Securities Exchange Commission (the “Commission”) as of the date of this opinion letter; (iii) a form of the Underwriting Agreement; (iv) Forms of Warrant; and (v) the records of corporate actions of the Company relating to the Registration Statement, the Underwriting Agreement, and the Warrants and matters in connection therewith. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on certificates of officers of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered.

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation; (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrants; (v) as provided in Section 5(e) of the Form of Warrant, all questions concerning the construction, validity, enforcement and interpretation of the Warrants shall be governed by the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; (vi) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and (vii) at the time of exercise of the Warrants, a sufficient number of Ordinary Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance and that the consideration for the issuance and sale of the Ordinary Shares in connection with such exercise is in an amount that is not less than the par value of such Ordinary Shares.

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The opinions herein are limited to the corporate laws of the State of New York that, based on our experience, are applicable to transactions of the type contemplated by the Underwriting Agreement and the Warrants. We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America and the laws of the State of New York.

Except as expressly set forth in this opinion letter, we are not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, consumer lending, insurance, labor, health and safety, anti-money laundering, anti-terrorism, and state securities laws, or on the rules of any self-regulatory organization, securities exchange, contract market, clearing organization, or other platform, vehicle, or market for trading, processing, clearing, or reporting transactions. We are not opining on any other law or the law of any other jurisdiction, including any foreign jurisdiction or any county, municipality, or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, we are of the opinion that (i) when the Units have been duly executed and delivered by the Company against payment of the consideration therefor pursuant to the Underwriting Agreement, such Units will constitute binding obligations of the Company, enforceable against the Company in accordance with the respective terms of the Ordinary Shares and the Warrants; and (ii) when the Warrants included in the Units have been duly executed and delivered by the Company against payment of the consideration therefor pursuant to the Underwriting Agreement, such Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, but not limited to, principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Hunter Taubman Fischer & Li LLC Hunter Taubman Fischer & Li LLC

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